Press Release
FOR RELEASE: April 24, 2026

APOGEE ENTERPRISES REPORTS FISCAL 2026 FOURTH QUARTER
AND FULL YEAR RESULTS
•Fourth-quarter net sales increased 1.6% to $351.4 million
•Fourth-quarter diluted EPS of $0.78 and adjusted diluted EPS of $0.92
•Full-year net sales increased 3.2% to $1.40 billion
•Full-year diluted EPS of $2.52 and adjusted diluted EPS of $3.47
•Company provides fiscal 2027 guidance

MINNEAPOLIS, MN, April 24, 2026 – Apogee Enterprises, Inc. (Nasdaq: APOG), a leading provider of architectural building products and services, as well as high-performance coated materials used in a variety of applications, today reported its results for the fourth quarter and full year of fiscal 2026, ended February 28, 2026. The Company reported the following selected financial results:

	Three Months Ended
(Unaudited, $ in thousands, except per share amounts)	February 28, 2026	March 1, 2025	% Change
Net sales	$351,354	$345,694	1.6%
Net earnings	$16,620	$2,485	568.8%
Diluted earnings per share	$0.78	$0.11	609.1%
Non-GAAP Measures[1]
Adjusted EBITDA	$42,418	$41,105	3.2%
Adjusted EBITDA margin	12.1%	11.9%
Adjusted diluted earnings per share	$0.92	$0.89	3.4%

(1)
Earnings before interest, taxes, depreciation and amortization (EBITDA), EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, and adjusted diluted earnings per share (EPS) are non-GAAP financial measures. See Use of Non-GAAP Financial Measures and reconciliations to the most directly comparable GAAP measures later in this press release.

"We delivered fourth‑quarter results ahead of our expectations and closed out the fiscal year strongly. The teams executed well as they continued to serve our customers in a dynamic operating environment,” said Donald Nolan, Executive Chair and CEO. “Throughout the fiscal year, we continued to focus on our priorities while actively managing our cost structure and returning cash to shareholders through dividends and share buybacks. This, along with generating strong cash flow, supports a resilient and flexible balance sheet for future growth opportunities."

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

"As we enter the new fiscal year, we are mindful of ongoing market conditions and are navigating the environment with an emphasis on serving our customers and executing across our operations,” Nolan added. “We intend to maintain prudent and disciplined cost management while being thoughtful and selective in pursuing growth investments, prioritizing opportunities with clear strategic alignment and financial returns that support long‑term value creation."

Fourth-Quarter Consolidated Results (Fourth Quarter Fiscal 2026 compared to Fourth Quarter Fiscal 2025)
•Net sales increased 1.6% to $351.4 million, driven by favorable price and mix, partially offset by lower volume.
•Gross margin rose 80 basis points to 22.4%, primarily due to a non-recurring $9.4 million arbitration decision expensed in the prior year, productivity improvements including savings from Project Fortify 2, and lower risk-related insurance expenses, partially offset by higher aluminum costs, impacts from lower volume, and higher health insurance costs.
•Selling, general and administrative (SG&A) expenses as a percentage of net sales decreased 470 basis points to 15.1%, primarily due to a non-recurring impairment charge in the Metals segment in the prior year, lower incentive compensation, acquisition-related expenses incurred in the prior year, and benefits from cost savings of Fortify Phase 2, partially offset by restructuring related expenses.
•Operating income increased to $25.8 million from $6.1 million, and operating margin increased 550 basis points to 7.3%.
•Adjusted EBITDA increased to $42.4 million, compared to $41.1 million, and adjusted EBITDA margin increased to 12.1%, compared to 11.9%. The increase in adjusted EBITDA margin was primarily driven by lower incentive compensation and risk-related insurance expenses, productivity improvements, and benefits from cost savings of Fortify Phase 2, partially offset by higher aluminum costs, reduction in volume, and higher health insurance costs.
•Interest expense decreased to $2.8 million, compared to $3.5 million, primarily due to lower debt.
•Diluted earnings per share (EPS) were $0.78, compared to $0.11, and adjusted diluted EPS increased to $0.92, compared to $0.89.

Full-Year Consolidated Results (Fiscal 2026 compared to Fiscal 2025)
•Net sales increased 3.2% to $1.40 billion, driven by $65.3 million of inorganic sales contribution from the acquisition of UW Solutions, partially offset by lower volume.
•Operating income declined to $84.5 million from $118.1 million, and operating margin decreased by 270 basis points to 6.0%.
•Adjusted EBITDA decreased to $167.3 million, compared to $192.7 million, and adjusted EBITDA margin decreased to 11.9%, compared to 14.2%. The decrease was primarily due to higher aluminum costs, impacts from lower volume, and health insurance costs, partially offset by lower incentive compensation and risk-related insurance expenses, and benefits from cost savings of Fortify Phase 2.
•Diluted EPS was $2.52, compared to $3.89. Adjusted diluted EPS declined to $3.47 from $4.97.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Fourth Quarter Segment Results (Fourth Quarter Fiscal 2026 Compared to Fourth Quarter Fiscal 2025)
Architectural Metals
Net sales declined 1.9% to $110.0 million, driven by lower volume, partially offset by favorable price and product mix. Adjusted EBITDA was $7.2 million, or 6.5% of net sales, compared to $7.0 million, or 6.3% of net sales. The higher adjusted EBITDA margin was primarily driven by favorable productivity from Fortify Phase 2, and product mix, partially offset by higher aluminum costs and impact from lower volume.
Architectural Services
Net sales increased 7.8% to $127.1 million, primarily due to increased volume, partially offset by price. Adjusted EBITDA was $9.6 million, or 7.5% of net sales, compared to $9.6 million, or 8.2% of net sales. The decrease in adjusted EBITDA margin was primarily driven by lower price, partially offset by the impact from higher volume and improved productivity. Segment backlog1 at the end of the quarter was $693.8 million compared to $774.7 million at the end of the third quarter.
Architectural Glass
Net sales declined 10.4% to $67.4 million, driven by lower volume and price. Adjusted EBITDA was $9.1 million, or 13.5% of net sales, compared to $14.1 million, or 18.8% of net sales. The decrease in adjusted EBITDA margin was primarily driven by impact from lower volume and price and higher material and freight costs, partially offset by productivity improvements, lower incentive compensation and warranty-related expenses.
Performance Surfaces
Net sales increased 13.5% to $54.3 million due to increased volume. Adjusted EBITDA was $10.5 million, or 19.4% of net sales compared to $12.8 million, or 26.8% of net sales. The decrease in adjusted EBITDA margin was primarily driven by higher manufacturing and materials costs, partially offset by impact from higher volume.
Corporate and Other
Corporate and other adjusted EBITDA increased to $6.0 million, compared to expense of $2.5 million, primarily due to lower incentive compensation and risk-related insurance expenses, partially offset by higher health insurance costs.
Financial Condition
Net cash provided by operating activities in the fourth quarter was $55.8 million, compared to $30.0 million in the prior year period. For the full year, net cash provided by operating activities was $122.5 million, compared to $125.2 million last year. Capital expenditures for the full year were $27.3 million, compared to $35.6 million last year.
For the full year, the Company returned $37.2 million of cash to shareholders, through $15.0 million of share repurchases and $22.2 million of dividends.
Quarter-end long-term debt decreased to $232.3 million, an improvement of $52.7 million, bringing the Consolidated Leverage Ratio2 (as defined in the Company’s credit agreement) to 1.3x at the end of the quarter.
Project Fortify
The Company substantially completed Project Fortify Phase 2 during the fourth quarter and incurred $3.9 million of pre-tax charges. Total pre-tax charges incurred under the program were $27.4 million. The Company estimates annualized cost savings of approximately $26 million as a result of the Project Fortify program.

1 Backlog is a non-GAAP financial measure. See Use of Non-GAAP Financial Measures later in this press release for more information.
2 Consolidated Leverage Ratio is a non-GAAP financial measure. See Use of Non-GAAP Financial Measures later in this press release for more information.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Fiscal 2027 Outlook
Based on current macroeconomic conditions, the Company expects net sales to be in the range of $1.38 billion to $1.43 billion, and adjusted diluted EPS in the range of $2.70 to $3.25. The Company’s outlook assumes interest expense of approximately $10 million, an adjusted effective tax rate of 26% to 27%, and capital expenditures between $35 million to $40 million.
Conference Call Information
The Company will host a conference call today at 8:00 a.m. Central Time to discuss this earnings release. This call will be webcast and is available in the Investor Relations section of the Company’s website, along with presentation slides, at https://www.apog.com/events-and-presentations. A replay and transcript of the webcast will be available on the Company’s website following the conference call.
About Apogee Enterprises
Apogee Enterprises, Inc. (Nasdaq: APOG) is a leading provider of architectural building products and services, as well as high-performance coated materials used in a variety of applications. Headquartered in Minneapolis, MN, our portfolio of industry-leading products and services includes architectural glass, windows, curtainwall, storefront and entrance systems, integrated project management and installation services, and high-performance coatings that provide protection, innovative design, and enhanced performance. For more information, visit www.apog.com.
Use of Non-GAAP Financial Measures
Management uses non-GAAP measures to evaluate the Company’s historical and prospective financial performance, measure operational profitability on a consistent basis, as a factor in determining executive compensation, and to provide enhanced transparency to the investment community. Non-GAAP measures should be viewed in addition to, and not as a substitute for, the reported financial results of the Company prepared in accordance with GAAP. Other companies may calculate these measures differently, limiting the usefulness of the measures for comparison with other companies. This release and other financial communications may contain the following non-GAAP measures:
•Adjusted operating income, adjusted operating margin, adjusted net earnings, and adjusted diluted EPS are used by the Company to provide meaningful supplemental information about its operating performance by excluding amounts that the Company does not consider to be part of core operating results, to enhance comparability of results from period to period.
•Adjusted EBITDA represents adjusted net earnings before interest, taxes, depreciation, and amortization. The Company believes adjusted EBITDA and adjusted EBITDA margin metrics provide useful information to investors and analysts about the Company’s core operating performance.
•Consolidated Leverage Ratio is calculated as Consolidated Funded Indebtedness minus Unrestricted Cash at the end of the current period, divided by Consolidated EBITDA . All capitalized and undefined terms used in this bullet are defined in the Company’s credit agreement dated July 19, 2024, and defined as an exhibit to our form 10-K for the year ended March 1, 2025. The Company is unable to present a quantitative reconciliation of forward-looking expected Consolidated Leverage Ratio to its most directly comparable forward-looking GAAP financial measure because such information is not available, and management cannot reliably predict all the necessary components of such GAAP financial measure without unreasonable effort or expense. In addition, the Company believes such reconciliation would imply a degree of precision that would be confusing or misleading to investors.
•Backlog is defined as the dollar amount of signed contracts or firm orders, generally as a result of a competitive bidding process, which is expected to be recognized as revenue. Backlog is an operating measure used by management to assess future potential sales revenue. It is most meaningful for the Architectural Services segment, due to the longer-term nature of their projects. Backlog is not a term defined under U.S. GAAP and is not a measure of contract profitability. Backlog should not be used as

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

the sole indicator of future revenue because the Company has a substantial number of projects with short lead times that book-and-bill within the same reporting period that are not included in backlog.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The words “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “should,” “will,” “continue,” and similar expressions are intended to identify “forward-looking statements”. These statements reflect Apogee management’s expectations or beliefs as of the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified by factors that may affect the results, performance, financial condition, prospects and opportunities of the Company, including the following: (A) North American and global economic conditions, including the cyclical nature of the North American and Latin American non-residential construction industries and the potential impact of an economic downturn or recession; (B) U.S. and global instability and uncertainty arising from events outside of our control; (C) actions of new and existing competitors; (D) departure of key personnel and ability to source sufficient labor; (E) product performance, reliability and quality issues; (F) project management and installation issues that could affect the profitability of individual contracts; (G) financial and operating results that could differ from market expectations; (H) self-insurance risk related to a material product liability or other events for which the Company is liable; (I) maintaining our information technology systems and potential cybersecurity threats; (J) cost of regulatory compliance, including environmental regulations; (K) supply chain disruptions, including fluctuations in the availability and cost of materials used in our products and the impact of trade policies and regulations, including existing and potential future tariffs; (L) integration and future operating results of acquisitions, including but not limited to the acquisition of UW Solutions, and management of acquired contracts; (M) impairment of goodwill or indefinite-lived intangible assets; (N) our ability to successfully manage and implement our enterprise strategy; (O) our ability to maintain effective internal controls over financial reporting; (P) our judgments regarding accounting for tax positions and resolution of tax disputes; (Q) the impacts of cost inflation and interest rates; and (R) the impact of changes in capital and credit markets on our liquidity and cost of capital. The Company cautions investors that actual future results could differ materially from those described in the forward-looking statements and that other factors may in the future prove to be important in affecting the Company’s results, performance, prospects, or opportunities. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor can it assess the impact of each factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. More information concerning potential factors that could affect future financial results is included in the Company’s Annual Report on Form 10-K and in subsequent filings with the U.S. Securities and Exchange Commission.

Contact
Jeremy Steffan
Vice President, Investor Relations & Communications
952.346.3502
ir@apog.com

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended			Twelve Months Ended
(In thousands, except per share amounts)	February 28, 2026	March 1, 2025	% Change	February 28, 2026	March 1, 2025	% Change
Net sales	$351,354	$345,694	1.6%	$1,404,733	$1,360,994	3.2%
Cost of sales	272,605	271,127	0.5%	1,085,259	1,001,101	8.4%
Gross profit	78,749	74,567	5.6%	319,474	359,893	(11.2)%
Selling, general and administrative expenses	52,974	68,433	(22.6)%	235,000	241,783	(2.8)%
Operating income	25,775	6,134	320.2%	84,474	118,110	(28.5)%
Interest expense, net	2,828	3,525	(19.8)%	13,976	6,159	126.9%
Other (income) expense, net	(42)	(130)	(67.7)%	(6,958)	(623)	1,016.9%
Earnings before income taxes	22,989	2,739	739.3%	77,456	112,574	(31.2)%
Income tax expense	6,369	254	2,407.5%	23,325	27,522	(15.2)%
Net earnings	$16,620	$2,485	568.8%	$54,131	$85,052	(36.4)%

Basic earnings per share	$0.79	$0.12	558.3%	$2.54	$3.91	(35.0)%
Diluted earnings per share	$0.78	$0.11	609.1%	$2.52	$3.89	(35.2)%
Weighted average basic shares outstanding	21,130	21,539	(1.9)%	21,295	21,726	(2.0)%
Weighted average diluted shares outstanding	21,454	21,793	(1.6)%	21,517	21,891	(1.7)%
Cash dividends per common share	$0.27	$0.26	3.8%	$1.05	$1.01	4.0%

% of Sales
Gross margin	22.4%	21.6%		22.7%	26.4%
Selling, general and administrative expenses	15.1%	19.8%		16.7%	17.8%
Operating margin	7.3%	1.8%		6.0%	8.7%

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Consolidated Condensed Balance Sheets
(Unaudited)
(In thousands)	February 28, 2026	March 1, 2025
Assets
Current assets
Cash and cash equivalents	$39,523	$41,448
Receivables, net	198,516	185,590
Inventories, net	98,059	92,305
Contract assets	59,512	71,842
Other current assets	43,823	50,919
Total current assets	439,433	442,104
Property, plant and equipment, net	255,032	268,139
Operating lease right-of-use assets	48,736	62,314
Goodwill	236,744	235,775
Intangible assets, net	111,261	128,417
Other non-current assets	31,139	38,520
Total assets	$1,122,345	$1,175,269
Liabilities and shareholders' equity
Current liabilities
Accounts payable	$105,478	$98,804
Accrued compensation and benefits	39,667	48,510
Contract liabilities	60,903	35,193
Operating lease liabilities	14,729	15,290
Other current liabilities	46,079	87,659
Total current liabilities	266,856	285,456
Long-term debt	232,279	285,000
Non-current operating lease liabilities	39,375	51,632
Non-current self-insurance reserves	24,914	30,382
Other non-current liabilities	47,127	34,901
Total shareholders’ equity	511,794	487,898
Total liabilities and shareholders’ equity	$1,122,345	$1,175,269

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Consolidated Statement of Cash Flows
(Unaudited)
	Twelve Months Ended
	February 28, 2026	March 1, 2025
(In thousands)
Operating Activities
Net earnings	$54,131	$85,052
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	49,998	44,608
Share-based compensation	8,246	10,725
Deferred income taxes	15,483	3,836
Impairment of long-lived assets	11,477	7,634
Settlement of New Markets Tax Credit transaction	(6,740)	—
Non-cash lease expense	6,574	13,749
Other, net	(1,671)	(1,247)
Changes in operating assets and liabilities:
Receivables	(12,409)	(508)
Inventories	(5,340)	(5,810)
Contract assets	12,583	(22,625)
Accounts payable	5,515	9,595
Accrued compensation and benefits	(9,117)	(11,793)
Contract liabilities	25,649	598
Operating lease liability	(9,706)	(12,703)
Accrued income taxes	3,858	(5,120)
Other current assets and liabilities	(26,066)	9,171
Net cash provided by operating activities	122,465	125,162
Investing Activities
Capital expenditures	(27,308)	(35,593)
Proceeds from sales of property, plant and equipment	1,632	693
Purchases of marketable securities	(9,670)	(2,394)
Sales/maturities of marketable securities	4,820	3,570
Acquisition of business, net of cash acquired	—	(232,169)
Net cash used by investing activities	(30,526)	(265,893)
Financing Activities
Proceeds from revolving credit facilities	93,000	77,201
Repayment on revolving credit facilities	(143,000)	(57,201)
Proceeds from term loans	—	250,000
Repayment of term loans	(2,722)	(47,000)
Payments of debt issuance costs	—	(3,798)
Repurchase of common stock	(15,000)	(45,364)
Dividends paid	(22,216)	(21,737)
Other, net	(6,241)	(6,052)
Net cash (used by) provided by financing activities	(96,179)	146,049
Effect of exchange rates on cash	2,315	(1,086)
(Decrease) increase in cash and cash equivalents	(1,925)	4,232
Cash and cash equivalents at beginning of period	41,448	37,216
Cash and cash equivalents at end of period	$39,523	$41,448

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Components of Changes in Net Sales
(Unaudited)

Three months ended February 28, 2026, compared with the three months ended March 1, 2025
(In thousands, except percentages)	Architectural Metals	Architectural Services	Architectural Glass	Performance Surfaces	Intersegment eliminations	Consolidated
Fiscal 2025 net sales	$112,148	$117,895	$75,157	$47,899	$(7,405)	$345,694
Organic business (1)	(2,111)	9,175	(7,804)	6,447	(47)	5,660
Fiscal 2026 net sales	$110,037	$127,070	$67,353	$54,346	$(7,452)	$351,354

Total net sales growth (decline)	(1.9)%	7.8%	(10.4)%	13.5%	0.6%	1.6%

Twelve months ended February 28, 2026 , compared with the twelve months ended March 1, 2025
(In thousands, except percentages)	Architectural Metals	Architectural Services	Architectural Glass	Performance Surfaces	Intersegment eliminations	Consolidated
Fiscal 2025 net sales	$524,709	$419,861	$322,197	$122,131	$(27,904)	$1,360,994
Organic business (1)	(20,681)	19,371	(38,538)	10,564	7,752	(21,532)
Acquisition (2)	—	—	—	65,271	—	65,271
Fiscal 2026 net sales	$504,028	$439,232	$283,659	$197,966	$(20,152)	$1,404,733

Total net sales growth (decline)	(3.9)%	4.6%	(12.0)%	62.1%	(27.8)%	3.2%
Organic business (1)	(3.9)%	4.6%	(12.0)%	8.6%	(27.8)%	(1.6)%
Acquisition (2)	—%	—%	—%	53.4%	—%	4.8%

(1)	Organic business is defined as (declines) growth in net sales from legacy businesses and from acquired businesses, twelve months after the acquisition date.
(2)	The acquisition of UW Solutions, completed on November 4, 2024.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Business Segment Information
(Unaudited)
	Three Months Ended			Twelve Months Ended
(In thousands)	February 28, 2026	March 1, 2025	% Change	February 28, 2026	March 1, 2025	% Change
Segment net sales
Architectural Metals	$110,037	$112,148	(1.9)%	$504,028	$524,709	(3.9)%
Architectural Services	127,070	117,895	7.8%	439,232	419,861	4.6%
Architectural Glass	67,353	75,157	(10.4)%	283,659	322,197	(12.0)%
Performance Surfaces	54,346	47,899	13.5%	197,966	122,131	62.1%
Intersegment eliminations	(7,452)	(7,405)	0.6%	(20,152)	(27,904)	(27.8)%
Net sales	$351,354	$345,694	1.6%	$1,404,733	$1,360,994	3.2%
Segment adjusted EBITDA
Architectural Metals	$7,163	$7,039	1.8%	$54,109	$70,591	(23.3)%
Architectural Services	9,575	9,624	(0.5)%	30,856	33,533	(8.0)%
Architectural Glass	9,101	14,114	(35.5)%	45,699	71,664	(36.2)%
Performance Surfaces	10,544	12,834	(17.8)%	41,643	30,886	34.8%
Corporate and other	6,035	(2,506)	(340.8)%	(5,004)	(14,021)	(64.3)%
Adjusted EBITDA	$42,418	$41,105	3.2%	$167,303	$192,653	(13.2)%
Segment adjusted EBITDA margins
Architectural Metals	6.5%	6.3%		10.7%	13.5%
Architectural Services	7.5%	8.2%		7.0%	8.0%
Architectural Glass	13.5%	18.8%		16.1%	22.2%
Performance Surfaces	19.4%	26.8%		21.0%	25.3%
Adjusted EBITDA margin	12.1%	11.9%		11.9%	14.2%
•Segment net sales is defined as net sales of the segment including revenue related to intersegment transactions.
•Intersegment net sales eliminations are presented separately to exclude these sales from our consolidated total.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDA Margin
(Unaudited)
	Three Months Ended February 28, 2026
(In thousands)	Architectural Metals	Architectural Services	Architectural Glass	Performance Surfaces	Corporate and Other	Consolidated
Net earnings (loss)	$968	$9,339	$5,782	$6,533	$(6,002)	$16,620
Interest expense (income), net	401	(83)	(249)	—	2,759	2,828
Income tax expense	—	—	97	—	6,272	6,369
Depreciation and amortization	3,584	802	3,471	3,904	777	12,538
EBITDA	4,953	10,058	9,101	10,437	3,806	38,355
Acquisition-related costs (1)	—	—	—	107	65	172
Restructuring costs (2)	2,210	(483)	—	—	2,164	3,891
Adjusted EBITDA	$7,163	$9,575	$9,101	$10,544	$6,035	$42,418

EBITDA margin	4.5%	7.9%	13.5%	19.2%	N/M	10.9%
Adjusted EBITDA margin	6.5%	7.5%	13.5%	19.4%	N/M	12.1%

	Three Months Ended March 01, 2025
(In thousands)	Architectural Metals	Architectural Services	Architectural Glass	Performance Surfaces	Corporate and Other	Consolidated
Net earnings (loss)	$(6,163)	$8,575	$11,109	$6,129	$(17,165)	$2,485
Interest expense (income), net	441	(13)	(91)	—	3,187	3,524
Income tax expense	—	—	(22)	—	276	254
Depreciation and amortization	3,859	1,092	3,118	5,041	701	13,811
EBITDA	(1,863)	9,654	14,114	11,170	(13,001)	20,074
Acquisition-related costs (1)	—	—	—	1,664	1,230	2,894
Restructuring costs (2)	1,268	(30)	—	—	(128)	1,110
Impairment expense (3)	7,634	—	—	—	—	7,634
Arbitration award expense (4)	—	—	—	—	9,393	9,393
Adjusted EBITDA	$7,039	$9,624	$14,114	$12,834	$(2,506)	$41,105

EBITDA margin	(1.7%)	8.2%	18.8%	23.3%	N/M	5.8%
Adjusted EBITDA margin	6.3%	8.2%	18.8%	26.8%	N/M	11.9%

(1)	Acquisition-related costs relate to one-time expenses incurred to integrate the UW Solutions acquisition. In fiscal year 2025, it excludes $1.5 million of backlog amortization added back as part of the depreciation and amortization above.
(2)
Restructuring costs related to Project Fortify. Costs incurred in fiscal year 2025 were associated with Phase 1 and costs incurred in fiscal year 2026 are associated with Phase 2, including $0.6 million of asset impairment charges in fiscal 2026.

(3)	Impairment expense on intangible assets in the Architectural Metals Segment.
(4)	Expense related to an arbitration award, which represents the impact of the award amount net of existing reserves and estimated insurance proceeds.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDA Margin
(Unaudited)
	Twelve Months Ended February 28, 2026
(In thousands)	Architectural Metals	Architectural Services	Architectural Glass	Performance Surfaces	Corporate and Other	Consolidated
Net earnings (loss)	$37,775	$12,193	$32,661	$24,659	$(53,157)	$54,131
Interest expense (income), net	1,733	(310)	(699)	—	13,252	13,976
Income tax (benefit) expense	(43)	(8)	295	—	23,081	23,325
Depreciation and amortization	14,813	3,593	13,442	15,153	2,997	49,998
EBITDA	54,278	15,468	45,699	39,812	(13,827)	141,430
Acquisition-related costs (1)	—	—	—	1,831	313	2,144
Restructuring costs (2)	6,571	15,388	—	—	5,484	27,443
CEO transition costs (3)	—	—	—	—	3,026	3,026
NMTC settlement gain (4)	(6,740)	—	—	—	—	(6,740)
Adjusted EBITDA	$54,109	$30,856	$45,699	$41,643	$(5,004)	$167,303

EBITDA margin	10.8%	3.5%	16.1%	20.1%	N/M	10.1%
Adjusted EBITDA margin	10.7%	7.0%	16.1%	21.0%	N/M	11.9%

	Twelve Months Ended March 01, 2025
(In thousands)	Architectural Metals	Architectural Services	Architectural Glass	Performance Surfaces	Corporate and Other	Consolidated
Net earnings (loss)	$40,345	$30,035	$60,451	$19,611	$(65,390)	$85,052
Interest expense (income), net	2,113	10	(408)	—	4,444	6,159
Income tax expense (benefit)	7	—	(653)	—	28,168	27,522
Depreciation and amortization	16,471	3,978	12,274	9,086	2,799	44,608
EBITDA	58,936	34,023	71,664	28,697	(29,979)	163,341
Acquisition-related costs (1)	—	—	—	2,189	5,773	7,962
Restructuring costs (2)	4,021	(490)	—	—	792	4,323
Impairment expense (5)	7,634	—	—	—	—	7,634
Arbitration award expense (6)	—	—	—	—	9,393	9,393
Adjusted EBITDA	$70,591	$33,533	$71,664	$30,886	$(14,021)	$192,653

EBITDA margin	11.2%	8.1%	22.2%	23.5%	N/M	12.0%
Adjusted EBITDA margin	13.5%	8.0%	22.2%	25.3%	N/M	14.2%

(1)	Acquisition-related costs include one-time expenses incurred to integrate the UW Solutions acquisition. In fiscal year 2025, it excludes $2.3 million of backlog amortization added back as part of depreciation and amortization above.
(2)
Restructuring costs related to Project Fortify. Costs incurred in fiscal year 2025 were associated with Phase 1 and costs incurred in fiscal year 2026 are associated with Phase 2, including $11.5 million of asset impairment charges in fiscal 2026.

(3)	Transition costs related to departure of Chief Executive Officer during the third quarter of fiscal 2026.
(4)	Gain related to the settlement of a New Market Tax Credit transaction.
(5)	Impairment expense on intangible assets in the Architectural Metals Segment.
(6)	Expense related to an arbitration award, which represents the impact of the award amount net of existing reserves and estimated insurance proceeds.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted net earnings and adjusted diluted earnings per share
(Unaudited)

	Three Months Ended		Twelve Months Ended
(In thousands)	February 28, 2026	March 1, 2025	February 28, 2026	March 1, 2025
Net earnings	$16,620	$2,485	$54,131	$85,052
Acquisition-related costs (1)	172	4,429	2,144	10,302
Restructuring costs (2)	3,891	1,110	27,443	4,323
CEO transition costs (3)	—	—	3,026	—
NMTC settlement gain (4)	—	—	(6,740)	—
Impairment expense (5)	—	7,634	—	7,634
Arbitration award expense (6)	—	9,393	—	9,393
Income tax impact on above adjustments (7)	(979)	(5,614)	(5,321)	(7,832)
Adjusted net earnings	$19,704	$19,437	$74,683	$108,872

	Three Months Ended		Twelve Months Ended
	February 28, 2026	March 1, 2025	February 28, 2026	March 1, 2025
Diluted earnings per share	$0.77	$0.11	$2.52	$3.89
Acquisition-related costs (1)	0.01	0.20	0.10	0.47
Restructuring costs (2)	0.18	0.05	1.28	0.20
CEO transition costs (3)	—	—	0.14	—
NMTC settlement gain (4)	—	—	(0.31)	—
Impairment expense (5)	—	0.35	—	0.35
Arbitration award expense (6)	—	0.43	—	0.43
Income tax impact on above adjustments (7)	(0.05)	(0.26)	(0.25)	(0.36)
Adjusted diluted earnings per share	$0.92	$0.89	$3.47	$4.97
Weighted average diluted shares outstanding	21,454	21,793	21,517	21,891

(1)	Acquisition-related costs include one-time expenses incurred to integrate the UW Solutions acquisition.
(2)
Restructuring costs related to Project Fortify. Costs incurred in fiscal year 2025 were associated with Phase 1 and costs incurred in fiscal year 2026 are associated with Phase 2, including $11.5 million of asset impairment charges in fiscal 2026.

(3)	Transition costs related to departure of Chief Executive Officer during the third quarter of fiscal 2026.
(4)	Gain related to the settlement of a New Market Tax Credit transaction.
(5)	Impairment expense on intangible assets in the Architectural Metals Segment.
(6)	Expense related to an arbitration award, which represents the impact of the award amount net of existing reserves and estimated insurance proceeds.
(7)	Income tax impact reflects the estimated blended statutory tax rate for the jurisdictions in which the charge or income occurred.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com